EXHIBIT 23.2
                                                                    ------------

                         [BDO Seidman, LLP Letterhead]


                          INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in this Registration Statement of STAAR Surgical Company on Form S-3 of our report dated February 21, 2003 (except for Note 18, which is dated March 26, 2003 and Notes 6 and 19 which are dated November 17, 1003), appearing in the Annual Report on Form 10-K of STAAR Surgical Company for the year ended January 3, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO SEIDMAN, LLP

Los Angeles, California
January 9, 2004